UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 6, 2013

 FIFTH & PACIFIC COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10689	13-2842791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1441 Broadway, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 354-4900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 6, 2013, Fifth & Pacific Companies, Inc. (the “Company”) completed the previously announced sale of its JUICY COUTURE brandname and related intellectual property assets of Juicy Couture, Inc., a wholly-owned subsidiary of the Company (“Juicy Couture”), and certain of the Company’s other subsidiaries, to ABG-Juicy LLC (“ABG”) for a total purchase price of $195.0 million (the “Transaction”), pursuant to the previously disclosed purchase agreement dated as of October 7, 2013 (the “Agreement”) by and among the Company, ABG and Juicy Couture. An additional payment may be payable to the Company in an amount of up to $10.0 million if certain conditions regarding future performance are achieved. To effect the Transaction, Juicy Couture formed a new wholly-owned subsidiary to which it transferred its domestic and international trademarks, patents, copyrights, domain names and certain related assets (the “Juicy Couture IP”). At the closing of the Transaction, ABG purchased from Juicy Couture the equity interests of the new subsidiary holding the Juicy Couture IP. The Company expects the net proceeds from the Transaction will be approximately $125.0 to $135.0 million, after deducting estimated restructuring and transition charges and professional fees associated with the Transaction.

The Juicy Couture IP is licensed back to Juicy Couture until December 31, 2014 to accommodate the wind-down of operations. Juicy Couture will pay guaranteed minimum royalties to ABG of $10.0 million during the term of the wind-down license.

The Company has made certain customary representations and warranties to ABG in the Agreement, and has also provided certain customary covenants, including the indemnification of ABG with respect to breaches of representations and warranties and breaches of covenants, subject to specified limitations on the amount of indemnifiable damages and the survival period.

The foregoing description of the Agreement is only a summary, does not purport to be complete and is qualified in its entirety by the complete text of the Agreement itself. The Company intends to file the Agreement as an exhibit to its Quarterly Report on Form 10-Q for its third fiscal quarter, which ended on September 28, 2013.

Effective November 6, 2013, the Company, the other loan parties party thereto and the lenders party thereto entered into the First Amendment to the Third Amended and Restated Credit Agreement, dated as of April 18, 2013, to permit the Transaction to be completed.

Pro forma financial information of the Company, giving effect to the Transaction, is attached as Exhibit 99.1 hereto.

ITEM 2.01.  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

The disclosure set forth in Item 1.01 is hereby incorporated in this Item by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(b) Pro forma financial information

Unaudited pro forma financial information giving effect to the Transaction is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

(d) Exhibits

Exhibit No.	Description

99.1	Unaudited Pro Forma Financial Information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH & PACIFIC COMPANIES, INC.

Date: November 6, 2013	By:	/s/ Nicholas Rubino
	Name:	Nicholas Rubino
	Title:	Senior Vice President – Chief Legal Officer,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Unaudited Pro Forma Financial Information.